UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2020

PARETEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(212) 984-1096

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensation of Independent Directors

On January 3, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Pareteum Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), adopted the following compensation program for independent directors (“Independent Directors”):

•	Board Retainer	$90,000 per annum
•	Committee Membership Fee	$10,000 per Committee per annum
•	Audit Committee Chairmanship	$20,000 per annum
•	Other Committee Chairmanship(s)	$10,000 per annum

Each Independent Director may elect to receive such fees in cash, shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”) or options to purchase Common Stock (“Options”). Stock and Options will be granted quarterly in arrears, vest immediately, and shall be calculated using a 25% discount to the VWAP of the last ten (10) days of each quarter. Any extraordinary awards for the calendar year 2020 shall be determined by the Compensation Committee half-yearly – first in May 2020 with an award to be granted at the end of the second fiscal quarter 2020, and second in November 2020, with an award to be granted at the end of the fourth fiscal quarter 2020.

In addition to the foregoing, the Compensation Committee approved certain awards, and the cancellation of certain previously granted awards, as set forth below.

Compensation of Individual Directors

Mary Beth Vitale, in recognition of her additional responsibilities and services as Interim Chairman of the Board shall receive aggregate compensation of $270,000 in cash or Stock or Options for the calendar year 2020, which shall include the fees as set forth above, as applicable, and an additional $130,000 in consideration for her services as Interim Chairman.

Yves van Sante, in recognition of his additional responsibilities including directorship of local foreign subsidiaries of the Company, shall receive aggregate compensation of $180,000 in cash or Stock or Options for the calendar year 2020, which shall include the fees as set forth above, as applicable, and an additional $90,000 in consideration for his services to the Company and the Company’s subsidiaries.

2018 Awards and Cancellation of Prior Awards

The directors, officers, and other senior management of the Company have agreed to cancel equity awards received in consideration for their service for the calendar year 2018 (the “Award Cancellations”). In consideration for the Award Cancellations, such directors, officers, and other senior management of the Company were granted an aggregate of 550,000 shares of Common Stock, and 300,000 Options.

2019 Awards

The three Independent Directors of the Company, being Ms. Vitale, and Messrs. Jimenez-Tuñon and Lippert, together with Mr. van Sante, were granted extraordinary awards in the aggregate of 700,000 shares of Common Stock, and 408,333Options in consideration for services to the Company during the calendar year 2019.

In lieu of cash for services rendered for the calendar year 2019, Ms. Vitale and Messrs. van Sante, Jimenez-Tuñon and Lippert have agreed to receive an aggregate of 103,239 Options and 293,575 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: January 9, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer